                                                                   Exhibit 10.27

                                                                         AG-024D

                      Xonon(TM)  Module Supply Agreement

This Agreement is made as of this 13th day of December, 2000, by and between Kawasaki Heavy Industries, Ltd. (hereinafter referred to as "KHI"), a Japanese corporation and having its principal place of business at 1-1 Higashi-Kawasaki-cho 3-chome, Chuo-ku, Kobe, Japan; Kawasaki Motors Corp., U.S.A. (hereinafter referred to as "KMC"), a Delaware corporation and having its principal place of business at 5080 36th Street S.E. Grand Rapids, Michigan, U.S.A. and Catalytica Energy Systems, Incorporated (hereinafter referred to as "CESI"), a Delaware corporation and having its principal place of business at 430 Ferguson Drive, Mountain View, California, U.S.A., any or all of which shall also be hereinafter referred to as a "party", and together as the "parties", respectively.

Whereas KHI and CESI entered into Technical Development and Transfer Agreement dated as of 13th day of December, 2000 (hereinafter referred to as "TDTA"), and agree to execute the Supply Agreement separately under Article 5.0 of the TDTA; and

Whereas KHI and KMC are desirous to procure the XONON Module(s) from CESI, to be incorporated into the Adapted M1A-13A and/or the Adapted Kawasaki Gas Turbines or to be used as replacement of such XONON Module(s) , under the terms and conditions as set forth in the Supply Agreement. CESI is also desirous to supply KHI and KMC with the XONON Module(s) , to be incorporated into the Adapted M1A-13A and/or the Adapted Kawasaki Gas Turbines or to be used as replacement of such XONON Module(s), under the terms and conditions as set forth in the Supply Agreement.

     NOW, THEREFORE, in consideration of these premises and of the mutual covenants herein contained, the parties agree as follows:

1.   Definitions
     -----------

Unless otherwise as specifically defined in this Agreement, the capitalized words used in this Agreement shall have the same meanings as defined in the TDTA.

2.   Customer Use / Rights
     ---------------------

CESI furnishes each XONON Module to KHI/KMC under the terms of a License with the KHI/KMC having rights to sub-license the XONON Module to the operator of the gas turbine (hereinafter the End User) only for installation in a gas turbine combustion system designed specifically for such use by KHI/KMC licensed by CESI pursuant to a written License. The XONON Module consists of the container and its internal components including the catalytically active elements. The term of License to the End User is for the period of time during which the XONON Module is capable of combusting the specified range of fuel within the limits set forth by CESI for emissions of NOx and other products of combustion.

KHI/KMC or its End User shall recover and return to CESI, freight prepaid, the spent XONON Module immediately after it is removed from service in the gas turbine. This license does not confer on KHI/KMC or the End User any rights of ownership of such XONON Module or in any underlying technology rights, of any type, embodied or used therein. The license to the End User is not transferable to any other person, user, supplier, or customer; nor does it extend

                                                                         AG-024D

beyond the duty life of the XONON Module. No warranty of CESI extends to any non-CESI provided XONON Module nor to the operation of any turbine not using a CESI provided XONON Module.

If any returned XONON Module, which on inspection by CESI is substantiated by CESI by reasonable proof with the consent of KHI/KMC to have been damaged, altered, misused, tampered with or disassembled, in whole or in part, result in forfeiture of the core charge for that module XONON Module.

All Licenses KHI/KMC enters with End Users shall include such terms, and KHI/KMC shall enforce the terms of its Licenses with End Users.


3.   Acceptance
     ----------

The issuance of a purchase order document by KHI/KMC under and with reference to this Agreement shall constitute a definitive contract of sale (herein "Order"),subject to acknowledgement by CESI to the said purchase order within seven (7) calendar days after the issuance thereof. Provisions contained in
purchase order documents issued   under and with reference to this Agreement
which materially add to or subtract from the provisions of this Agreement shall not be a part of the Order unless specifically agreed to in CESI's written acknowledgement.


4.   Modifications/Changes.
     ----------------------

Requests by KHI/KMC for any modifications or changes to the Order, including but not limited to changes in specifications, quantities, delivery obligations and terms of payment, must be made in writing. All such requests are subject to CESI's written acceptance (such acceptance shall not be unreasonably withheld by CESI) and may result in adjustments to price and / or delivery schedules.


5.   Prices and Payments
     -------------------

The License for the XONON Module has two price components.

The Core Charge is a charge levied on being granted the License for each XONON Module and is subject to refund or credit to the account of KHI/KMC on return of the spent XONON Module in good condition, reasonable wear and tear excepted, and on the condition that the terms of the License have not been violated. The Use Charge is levied on procurement by KHI/KMC of each XONON Module and is not refundable.

Unless otherwise specifically stated in CESI's offer, all prices are in U.S. dollars and are valid for a period of ninety (90) days from the date of the offer.

Prices of the XONON Module offered by CESI do not include sales, use or excise taxes, import or export duties, special financing fees, value added taxes, income or royalty taxes imposed outside the United States, consular fees, special permits or licenses or similar charges. KHI/KMC shall either pay any and all such taxes and charges or provide CESI with acceptable exemption certificates. All the prices are based on delivery EXWORKS factory (as defined by Incoterms 1990), and do not include any charges for services such as preservation packaging,

                                                                         AG-024D

insurance, brokerage fees, marine survey, load out and tie down, site installation, or equipment start-up.

Invoices shall be submitted to KHI/KMC according to the payment schedule stated in the offer, otherwise, invoices shall be submitted to KHI/KMC upon readiness of modules for shipment. If payment originates in the United States, invoices shall be due and payable NET 30 DAYS from date of the invoice without regard to delays for inspection or transportation. If payment originates outside the United States, KHI/KMC must establish an irrevocable letter of credit in a form and with a bank acceptable to CESI. Unless otherwise specifically stated in the offer, all payments shall be in U.S. dollars. Should KHI/KMC's financial responsibility become unsatisfactory to CESI, cash payment or other security may be required. If KHI/KMC fails to meet these requirements CESI may discontinue manufacture and treat such failure as reasonable grounds for repudiation of the Order. In such event, cancellation charges set forth in this Agreement shall be due CESI. Past due invoices shall be subject to interest charges at the maximum lawful rate of interest. (1.5% per month)

The breakdown of the Core charge and the Use charge, and payment terms thereof shall be stipulated on EXHIBIT "A" attached hereto.


6.   Escalation.
     -----------

The Core charge and the Use charge shall be adjusted in accordance with the formula as set forth in EXHIBIT "B" attached hereto.


7.   Risk of Loss.
     -------------

CESI warrants that the License and any sub-license to End Users granted hereunder to KHI/KMC is rightful and free from any security interest or other lien or encumbrance of third parties. Unless otherwise expressly agreed in writing by CESI, risk of loss of the XONON Module shall pass to KHI/KMC upon delivery of the XONON Module EX-WORKS factory. Claims for damages or shortages attributable to CESI must be in writing and received by CESI within thirty (30) days after receipt of XONON Module or within thirty (30) days after notice of loss, whichever shall occur first, and must be accompanied by CESI's packing slip and full particulars of any such claim. Prior to returning any XONON Module for any reason, except the return of spent XONON Module in the normal course of business, KHI/KMC must obtain a Return Material Authorization (RMA) from the CESI sales department.


8.   Alternative Product Source
     --------------------------

In case that CESI is unable to consistently meet KHI/KMC's requirement for XONON Module(s) from a quality or delivery standpoint, CESI shall promptly establish a second source of supply (as a vendor to CESI) with a Third Party manufacturer designated by CESI and approved by KHI (which approval shall not be unreasonably withheld), solely for the purpose of satisfying CESI's obligations to supply XONON Module(s) to KHI/KMC.


9.   Warranty
     --------

CESI warrants the XONON Module to be free from defects in design, workmanship and

                                                                         AG-024D

material used in their manufacture. This warranty will cover , each XONON
Module on a unit-by-unit basis, only for claims for such defects made during the first expiration of that period (the "Warranty Period") (i) which begins upon the first firing of a gas turbine containing the XONON Module and ends after an aggregate [*] of fired operation of the gas turbine containing the XONON Module, or (ii) which begins on the date of the first firing of the gas turbine containing the XONON Module and ends [*] thereafter, whichever occurs first.

This warranty is conditioned on:

a. The XONON Module being installed and used in accordance with CESI's recommended procedures and good industry practice, not altered, disassembled, misused, tampered with or otherwise subjected to conditions outside the environmental envelope specified; and,

b. Any defective XONON Modules are returned to CESI's facility without undue delay within the Warranty Period in accordance with CESI's standard warranty claim instructions, transportation charges prepaid; and,

c. Examination of such module(s) by CESI confirms the existence of such a defect.

CESI's obligations under this warranty are limited to repair or replacement including freight of such defective XONON Module(s) (as CESI elects ), free of charge at CESI's place of business. Should multiple removal and reinstallation during a single warranty period be required CESI will reimburse KHI/KMC for reasonable costs of the second and subsequent installations. All replacement XONON Module and repaired XONON Module are, warranted through, but not beyond, the original Warranty Period. CESI's sole liability and responsibility, and KHI/KMCs sole and exclusive remedy, with respect to this warranty shall be limited to the remedies set forth above.

This warranty shall not apply to or include (i) Normal maintenance services or adjustments, or (ii) the removal or reinstallation of warranted modules except as stated above (iii) any XONON Module which have been repaired or altered by others, or (iv) the effects of corrosion, erosion or wear and tear or failure occasioned by operation or condition of service more severe than specified.

CESI warrants that the XONON Module will conform only to such national, federal, state or local laws, ordinances, regulations, codes and standards, as stated in the Purchase Order applicable to the XONON Module supplied by CESI hereunder.


THIS WARRANTY IS IN LIEU OF ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MECHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. All other representations to KHI/KMC and all other obligations or liabilities do not constitute a warranty. Liability for incidental or consequential damages is specifically disclaimed. No person is authorized to give any other warranties or to assume any other liability on CESI's behalf unless agreed to in writing by CESI.


10.  Force Majeure
     --------------

CESI shall not be liable for any delay in performance, any nonperformance, or any other deviation in performance of CESI's obligations, nor for any loss or damage to the XONON Module supplied hereunder, when occasioned directly or indirectly by any cause or causes

[*]-Confidential information has been deleted from this section.

                                                                         AG-024D

beyond the reasonable control of CESI or its subcontractors or suppliers, including, but not limited to, acts of God, acts of criminals or of the public enemy; war, riot; official or unofficial acts, orders, regulations or restrictions of any governmental authorities, or failure, shortage or delay in CESI's usual sources of labor or material supply caused by such reasons as described in the proceeding of this sentence. CESI shall have a reasonable extension of the time for performance when delayed by any such cause.

11.  Suspension of Order/Delay By KHI/KMC
     ------------------------------------

KHI/KMC's request for suspension of the Order or a delay in shipment must be delivered in writing to CESI, and shall be valid if dispatched by facsimile or e-mail with confirmation by registered mail. Such suspensions or delays may result in adjustments to prices, payments and delivery schedules and are subject to the provisions of the agreement licensing Xonon technology to the KHI/KMC. The time required for subsequent completion of the Order may exceed the number of days of suspension or delay due to CESI's scheduling constraints. If a suspension is more that sixty (60) days in duration, KHI/KMC will pay CESI pro rata for the portion of the Order completed. In the event that production-fabrication has proceeded to the point that CESI deems it cannot reasonably reschedule completion or the request for suspension is received less then sixty
(60) days prior to scheduled shipment, the Order shall be completed, invoiced, and the XONON Module placed in storage at KHI/KMC's expense. CESI shall retain ownership and a security interest therein until payment of the total Order price is received. In the event CESI is otherwise unable to deliver the XONON Module when ready due to the action or inaction of KHI/KMC, CESI shall so notify KHI/KMC. Such inability to deliver shall also be subject to the above provisions.


12.  Term and Termination
     --------------------

12.1 The term of this Agreement is five (5) years, and shall be automatically renewed for an indeterminate number of consecutive one year periods unless either party shall serve the other with a notice of the termination in writing at least 60 days prior to the next renewal date.

       Such termination is effective at the close the business on next anniversary date.

12.2 Either party may terminate this Agreement for cause upon the occurrence of any of the following:

       A) The other party shall (a) seek the liquidation, reorganization, dissolution or winding up of itself (other than dissolution or winding up for the purposes of reconstruction or amalgamation) or the composition or readjustment of all or substantially all of its debts, (b) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or substantially all of its assets, (c) make a general assignment for the benefit of its creditors, (d) commence a voluntary case under the Bankruptcy Code, (e) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or readjustment of debts, or (f) adopt any resolution of its Board of Directors or stockholders for the purpose of effecting any of the foregoing; or

       B) A proceeding or case shall be commenced without the application or consent of the other party and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the following shall be entered and

                                                                         AG-024D

       continue unstayed in effect, for a period of ninety (90) days from and after the date service of process is effected upon the other party, seeking (a) its liquidation, reorganization, dissolution or winding up, or the composition or readjustment of all or substantially all of its debts, (b) the appointment of a trustee, receiver, custodian, liquidator or the like of itself or of all or substantially all of its assets, or
       (c) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or readjustment of debts; or

       C) Upon or after the breach of any material provision of this Agreement, if the breaching party has not cured such breach within ninety (90) days after notice thereof from the non-breaching party, this Agreement shall terminate for cause, at the option of the non-breaching party, upon the expiration of such ninety (90) day cure period.

12.3   In case of termination of this Agreement by KHI/KMC in accordance with
       Article 12.2 due to the causes attributable to CESI, CESI agrees that
       (i)CESI shall supply KHI/KMC with the XONON Module(s) to be incorporated into Kawasaki Gas Turbines for the project of which order KHI/KMC has already received from its customers; and (ii) KHI/KMC shall have the rights as granted under the Article 10 of the TDTA to continue to purchase Xonon Modules during the remainder of the term if the Agreement had not been terminated by KHI/KMC.


13.  Patent Infringement.
     --------------------

CESI warrants that the XONON Module shall be delivered free of rightful claim of any third party by way of infringement of any patent, trademark and other intellectual property rights. Subject to the limitation of liability as set forth Article 16 hereof, CESI shall reimburse the damages incurred by KHI/KMC due to any rightful claim raised by a third party alleging infringement and, CESI will defend, indemnify and hold KHI/KMC harmless from any such claim for infringement provided prompt notice and opportunity to defend is given by KHI/KMC to CESI. This warranty constitutes CESI's sole responsibility for infringement claims.


14.  Assignments.
     ------------

Neither of the parties hereto may assign the whole or any part of this Agreement and any rights or obligations under the Order to any third party without prior written consent of the other party thereto, provided, however, that such consent shall not be unreasonably withheld by such other party.


15.  Independent Contractor.
     -----------------------

At all times while performing the Order, CESI shall be deemed to be an independent contractor and not an employee or agent of KHI/KMC. Equipment operators and other KHI/KMC employees, agents, subcontractors, or servants assigned to assist CESI may receive temporary instructions, directions, or control from CESI but shall, at all times be considered the employees, agents, subcontractors, or servants of KHI/KMC and not of CESI.

                                                                         AG-024D

16.  Limitation of Liability.
     ------------------------

Neither KHI/KMC nor CESI or their Affiliates, subcontractors, agents and/or employees shall be liable for any incidental or consequential damages whatsoever, including but not limited to, loss of product, loss of profit (except profit of CESI from the Order), loss of use of the power generation, pumping or compression system or any auxiliary system, losses resulting from or related to downtime of the modules or the cost of replacement power or compression, heating, cooling or pumping, howsoever caused, and whether based on warranty, contract, tort (including negligence) strict liability or otherwise. The total liability of CESI, its affiliates, subcontractors, agents and employees arising out of the performance or nonperformance of the Order or its obligations in connection with the design, manufacture, sale, delivery, storage, installation or use of modules or the rendering of any work or services in connection therewith, whether based on warranty, contract, tort, (including negligence), strict liability or otherwise, shall not exceed in the aggregate a sum equal to the Order price. The limitation of liability set forth in this article shall prevail over any conflicting or inconsistent provisions contained in any document comprising the Order.

Solely in case of the Jamaica Plain Project,

CESI shall pay as Liquidated Damages, up to [*] of Liquidated Damages actually paid by KHI/KMC which are solely attributable to a breach of the warranty provided in this Agreement for the Xonon Modules initially furnished to the Project during the first [*] of commercial operation of the Adapted Kawasaki Gas Turbines. KHI/KMC shall have a duty to minimize and mitigate any Liquidated Damages due under its Agreement with Enron and CESI shall only be liable for Liquidated Damages provided KHI/KMC has taken all reasonable actions to mitigate CESI's Liquidated Damages exposure.

17.  Regulatory Compliance.
     ----------------------

KHI/KMC shall not use or operate the XONON Module in a manner other than that intended in CESI's offering without CESI's prior written consent. The XONON Module shall not be exported or transshipped contrary to U.S. law. As KHI/KMC is the exporter of record (XONON Module sold EX-WORKS), it is the responsibility of KHI/KMC to acquire any required export license. CESI will assist in the supply of information required in the application process

18.  Disputes/applicable law.
     -------------------------

KHI/KMC and CESI shall use their best efforts to resolve any dispute or claim which may arise under the Order and/or this Agreement in an amicable manner. In the event CESI is in breach of or noncompliance with any of the provisions of the Order and/or this Agreement, KHI/KMC shall notify CESI in writing and CESI shall take reasonable measures to remedy such breach or noncompliance within fourteen (14) days after receipt of notice. Any dispute or claim arising out of or in relation to the Order and/or this Agreement which is not settled by agreement of the parties shall be submitted to arbitration before a single, qualified, technically trained, arbitrator selected by mutual consent of the parties in accordance with the Rules of the American Arbitration Association, (but the auspices, at CESI election, need not be used) and judgment upon the arbitrators award may be entered in any court having jurisdiction. The rules of commercial arbitration of AAA shall apply in any arbitration and the laws of the state of California shall govern. The request for arbitration shall be made within a reasonable time after

[*]-Confidential information has been deleted from this section.

                                                                         AG-024D

the dispute or claim arises, and in no event after it would be barred by any applicable statute of limitations. The cost of such arbitration shall be borne as determined by the arbitrator. Unless otherwise mutually agreed, arbitration hearings shall be held in Los Angeles, California, U.S.A. Should any provision of the Order and/or this Agreement be declared invalid, such declaration shall not invalidate or void the remaining provisions of the Order and/or this Agreement except that such invalidated provisions are indispensable to such Order and/or this Agreement.

                                                                         AG-024D

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


AGREED FOR AND ON BEHALF OF                           AGREED FOR AND ON BEHALF OF
KAWASAKI HEAVY INDUSTRIES, LTD.                       CATALYTICA ENERGY SYSTEMS, INC.
GAS TURBINE DIVISION
By:                                                   By:

         -------------------------------------------            -------------------------------------------
Name:                   Kengo Yamashita               Name:                   Patrick T. Conroy

         -------------------------------------------            -------------------------------------------
Title:          Director and General Manager of       Title:                Senior Vice President
                     Gas Turbine Division

         -------------------------------------------            -------------------------------------------

AGREED FOR AND ON BEHALF OF
Kawasaki Motors Corp, U.S.A.
GAS TURBINE DIVISION

By :

----------------------------------------
Name:  Hiro Matsumura

----------------------------------------
Title:   General Manager

----------------------------------------

                                                                         AG-024D

                                  EXHIBIT "A"

Prices of Xonon Modules:
------------------------

1. Per Section 5 of this Agreement the price of Xonon modules for the Kawasaki M1A-13X shall consist of the following two components:

         .   Core Charge.  US$[*] plus  applicable price adjustment as
         calculated per EXHIBIT "B" to this Agreement. Base date for price adjustment shall be July, 2000.

         .   Use Charge. The use charge shall be calculated by multiplying the
         CESI guaranteed operating hour life of the module by the KMC guaranteed kW output of the gas turbine generator package by the CESI `mil factor' and rounding the result to the nearest dollar.

             A. For modules to be installed in the first [*] gas turbine units sold with Xonon the CESI `mil factor' shall be US$[*]

             B. For modules to be installed in all subsequent gas turbine units sold the CESI `mil factor' shall be US$[*].

             C. For modules to be used for development and testing, including testing of commercial engines, the use charge shall be $US[*]. These modules may not be used in commercial service and while they shall be manufactured to the same specification as commercial modules shall carry no warranty of longevity.

         .   Use charge example: [*]X [*] X $[*] = $[*] which is rounded to
         $[*].

         .   The use charge shall be price adjusted as calculated per EXHIBIT
         "B" to this Agreement. Base date for price adjustment shall be July, 2000.

2. Prices herein , as adjusted, shall be effective for the term of this Agreement.

3. Prices shall apply to all Xonon Modules ordered for shipment in standard lead time. CESI may from time to time advise KMC of changes to its standard lead time, giving at least thirty (30) calendar days advance notice of effectiveness of such changes. CESI's standard lead time shall not be less than 90 calendar days. Shipments of modules requested in less than the standard lead time then in effect shall be subject to availability of materials and resources and may be subject to reasonable premiums reflecting the additional costs resulting from the request for accelerated shipment.

4. Refunds for core charges for returned spent modules shall be made by CESI within thirty (30) days of receipt of the returned module provided the module meets the criteria set forth in Section 5 of this Agreement. Should a module not meet such criteria CESI shall so notify KMC within the same thirty day period stating the specific reasons why the refund is not being made.

5. The core charge for a replacement module shall be the escalated core charge in effect at the time the replacement module is shipped. The refund of the core charge for the returned spent module shall be the escalated core charge for new modules then in effect when the spent module is received by CESI. Provided that the replacement module has been ordered from CESI prior to the receipt of the spent module and the spent module is received by CESI within sixty (60) days of the shipment of the replacement module then CESI will make the spent module core charge refund amount equal to the replacement module core charge amount regardless of any changes to the price adjustment amount that may occur subsequent to the establishment of the replacement module core charge. Therefore, KMC is protected from the changes in the price of precious metal for replacement modules provided that replacement modules are ordered in a timely fashion as described herein and

[*]-Confidential information has been deleted from this section.

                                                                         AG-024D

     the spent modules are returned within the sixty day window specified.

         .   In the event no order has been received by CESI before the spent module is returned to CESI then, subject to the criteria set forth for refund of core charges in Section 5 being met, the core charge refund for the spent module shall be an amount equal to the price adjusted core charge in effect on the day the returned module is received by CESI.

         .   In the event of a module having been timely ordered but KMC shall fail to return the spent module within the sixty day window but shall return it sometime in the future than CESI shall refund the price adjusted core charge then in effect for new modules.

6. The term "price adjustment" shall mean price adjustments, whether increases or decreases, arrived at by means of the formulas contained in EXHIBIT "B" to this Agreement.

7. For the purposes of determining which new module is a replacement for a particular spent module the KHI turbine serial number in which the spent module operated shall be specified on Orders for every module. Should modules be purchased as either spares or for test purposes they shall be so identified in Orders and designated sequentially as "spare #1", "spare#2", "test #1"etc. When replacements for these modules are ordered they shall be identified in the Order as "replacement for spare #X", as appropriate.

8. Title to, and risk of loss therefor, for spent modules returned for credit shall pass to CESI on receipt, freight prepaid, at CESI's designated facility.

                                                                         AG-024D

                                  EXHIBIT "B"



Price adjustment
----------------

1. Quarterly adjustment of Core Charge. The core charge shall be adjusted on the first business day of every calendar quarter in accordance with the following formula:

          Current core charge  =  [the initial core charge]  x  [Pd/c/ / Pd/o/]

  in which

  Pd/c/ = The London PM Fix Price (US$) of Palladium (Pd) as published by the
          London Exchange for the first British business day of the quarter during which shipment is scheduled in the Order for the module(s).

  Pd/o/ = The London PM Fix Price (US$) of Palladium (Pd) as published by the
          London Exchange for July 3, 2000. (US$638.00)

          In the case where this index is no longer reported or becomes non-representative of the costs of the product against which it is applied, then a new, mutually-agreed index will be substituted.


2. Quarterly adjustment of Use Charge. The use charge shall be adjusted on the first business day of every calendar quarter in accordance with the following formula:

          Current use charge =  [the initial use charge]  x  [W/c/] / [W/o/]

  in which

  W/c/ = The most recently reported US CPI for Urban Wage Earners and Clerical
         Workers (CPI-W) 1982-84=100 (Unadjusted), as tracked and reported by the Bureau of Labor Statistics Data (BLS), as of the first US business day of the quarter in which shipment is scheduled in the Order for the modules.

  W/o/ = The most recently reported US CPI for Urban Wage Earners and Clerical
         Workers (CPI-W) 1982-84=100 (Unadjusted), as tracked and reported by the Bureau of Labor Statistics Data (BLS), as of July 1, 2000. This was the CPI-W for May, 2000, its value was 126.7.

  In the case where this index is no longer reported or becomes non-representative of the costs of the product against which it is applied, then a new, mutually-agreed index will be substituted.

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